I.D. Systems Reports Second Quarter 2017 Results

Revenue Up 20% Year-Over-Year to $10.7 Million, Driving Non-GAAP Profitability

Woodcliff Lake, NJ — August 3, 2017 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology and solutions for the Industrial Internet of Things, reported results for the second quarter ended June 30, 2017.

Management Commentary

“We are encouraged by the strong topline growth we delivered in the second quarter, which marked the highest revenue level in two years,” said I.D. Systems CEO Chris Wolfe. “This achievement was driven by solid contributions across our business, particularly our industrial truck management segment, where we received significant orders from two leading auto manufacturers, as well as the initial contribution from our multi-year agreement with Avis Budget Group. The second quarter was also highlighted by non-GAAP profitability for the period, enabled by our reduced level of operating expenses.

“A key initiative going forward in the industrial truck management market is to target the small- and mid-tier segment―which represents a considerable growth opportunity―while continuing to pursue the enterprise market. To supplement this organic growth strategy, we acquired substantially all of the assets of Keytroller, a manufacturer and marketer of electronic products for managing forklifts and construction vehicles. Keytroller bolsters I.D. Systems’ distribution and market position in the small to mid-tier space through its expansive network of lift truck dealers, and by adding its highly synergistic product mix, sales cycle and customer base.

“We have entered the second half of 2017 with strong financial and operational momentum, putting us on track to achieve our financial goal of achieving sustained non-GAAP profitability. Our acquisition of Keytroller positions us to achieve a more predictable, profitable revenue stream from a more diverse and expansive customer base. Today, I.D. Systems is an unmatched single source of fleet management technology for industrial truck owners and operators, which will help us compete more effectively and diversify our revenue sources and, ultimately, drive long-term sustainable growth and shareholder value.”

Second Quarter 2017 Financial Results

Revenue increased 34% to $10.7 million from $8.0 million in the prior quarter and increased 20% from $8.9 million in same year-ago period. The increase was primarily due to higher vehicle management systems (VMS) revenue and initial revenue contribution from the company’s agreement with Avis Budget Group.

Recurring revenue increased 9% to $4.7 million from $4.3 million in the same period a year ago.

Gross margin was 51.8% compared to 53.1% in the same period a year ago.

Selling, general and administrative expenses were $5.2 million, compared to $5.0 million in the same year-ago period. The increase was due to professional fees related to the company’s acquisition of Keytroller, which was announced in July.

Research and development expenses were $0.9 million, compared to $1.2 million in same year-ago quarter.

Excluding stock-based compensation, depreciation and amortization, and foreign currency translation losses, non-GAAP net income totaled $83,000 or $0.01 per basic and diluted share, compared to non-GAAP net loss of $(623,000) or $(0.05) per basic and diluted share in the same year-ago quarter.

Net loss totaled $524,000 or $(0.04) per basic and diluted share, compared to a net loss of $1.5 million or $(0.12) per basic and diluted share in the same year-ago quarter.

For the six-month period ended June 30, 2017, net cash provided by operations was $5.7 million, compared to net cash used in operations of $17,000 in the same period of 2016.

At quarter-end, the company had $10.3 million in cash, cash equivalents and marketable securities, compared to $8.6 million at the end of the prior quarter. On a pro forma basis, including the net proceeds from the sale of common stock in an underwritten public offering completed in July 2017 and the acquisition of Keytroller, the company had $19.5 million in cash, cash equivalents and marketable securities, and 17.4 million shares outstanding.

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Thursday, August 3, 2017) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

Company CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where financial analysts and major institutional shareholders can ask questions.

U.S. dial-in: 877-307-1379

International dial-in: 443-877-4066

Conference ID: 55295290

The conference call will be broadcast simultaneously and available for replay for 90 days in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at 949-574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contacts

Ned Mavrommatis, CFO

ned@id-systems.com

201-996-9000

Liolios Group, Inc.

Matt Glover

IDSY@liolios.com

949-574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
Revenue:
Products	$4,918,000	$6,375,000	$11,200,000	$10,709,000
Services	3,986,000	4,331,000	8,181,000	7,996,000

	8,904,000	10,706,000	19,381,000	18,705,000
Cost of revenue:
Cost of products	3,142,000	3,427,000	7,328,000	6,242,000
Cost of services	1,037,000	1,738,000	2,130,000	2,772,000

	4,179,000	5,165,000	9,458,000	9,014,000

Gross profit	4,725,000	5,541,000	9,923,000	9,691,000

Operating expenses:
Selling, general and administrative expenses	5,019,000	5,189,000	9,805,000	9,971,000
Research and development expenses	1,192,000	854,000	2,322,000	2,092,000

	6,211,000	6,043,000	12,127,000	12,063,000

Loss from operations	(1,486,000)	(502,000)	(2,204,000)	(2,372,000)
Interest income	76,000	54,000	153,000	110,000
Interest expense	(87,000)	(75,000)	(144,000)	(148,000)
Other income, net	-	(1,000)	-	-

Net gain/loss	$(1,497,000)	$(524,000)	$(2,195,000)	$(2,410,000)

Net gain/loss per share - basic and diluted	$(0.12)	$(0.04)	$(0.17)	$(0.18)

Weighted average common shares outstanding - basic and diluted	12,939,000	13,450,000	12,917,000	13,356,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
Net loss attributable to common stockholders
	$(1,497,000)	$(524,000)	$(2,195,000)	$(2,410,000)
Depreciation and amortization	177,000	234,000	354,000	393,000
Stock-based compensation	505,000	584,000	1,027,000	1,297,000

Foreign currency translation	192,000	(211,000)	123,000	(273,000)

Non-GAAP income (loss)	$(623,000)	$83,000	$(691,000)	$(993,000)

Non-GAAP net income (loss) per share - basic and diluted	$(0.05)	$0.01	$(0.05)	$(0.07)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2016	June 30, 2017
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,972,000	$8,450,000
Restricted cash	305,000	305,000
Investments - short term	115,000	20,000
Accounts receivable, net	9,585,000	8,123,000
Financing receivables - current	1,766,000	1,634,000
Inventory, net	3,920,000	2,584,000
Deferred costs - current	3,750,000	4,516,000
Prepaid expenses and other current assets	3,495,000	4,048,000

Total current assets	27,908,000	29,680,000

Investments - long term	1,499,000	1,539,000
Financing receivables - less current portion	2,430,000	1,896,000
Deferred costs - less current portion	6,638,000	5,070,000
Fixed assets, net	3,075,000	2,936,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	706,000	639,000
Other assets	153,000	159,000

	$44,246,000	$43,756,000

LIABILITIES
Current liabilities:
Short-term borrowings	$2,993,000	$-
Accounts payable and accrued expenses	7,622,000	8,539,000
Deferred revenue - current	7,197,000	10,999,000

Total current liabilities	17,812,000	19,538,000

Deferred rent	366,000	335,000
Deferred revenue - less current portion	10,066,000	8,291,000

	28,244,000	28,164,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	129,000	132,000
Additional paid-in capital	111,844,000	114,352,000
Accumulated deficit	(91,498,000)	(93,908,000)
Accumulated other comprehensive loss	(103,000)	(357,000)

Treasury stock	(4,370,000)	(4,627,000)

Total stockholders’ equity	16,002,000	15,592,000
Total liabilities and stockholders’ equity	$44,246,000	$43,756,000

*Derived from audited balance sheet as of December 31, 2016.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Six Months Ended June 31,
	2016	2017
Cash flows from operating activities:

Net loss	$(2,195,000)	$(2,410,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt (recovery) expense	(103,000)	207,000
Stock-based compensation expense	1,027,000	1,297,000
Depreciation and amortization	354,000	393,000
Inventory reserve	120,000	183,000
Other non-cash items	36,000	(31,000)
Changes in:
Accounts receivable	797,000	1,302,000
Financing receivables	72,000	666,000
Inventory	1,629,000	1,153,000
Prepaid expenses and other assets	(127,000)	(559,000)
Deferred costs	(1,446,000)	802,000
Deferred revenue	1,232,000	2,027,000
Accounts payable and accrued expenses	(1,413,000)	660,000
Net cash (used in) provided by operating activities	(17,000)	5,690,000
Cash flows from investing activities:
Capital expenditures	(278,000)	(187,000)
Purchase of investments	(377,000)	(305,000)
Proceeds from the sale and maturities of investments	371,000	362,000
Net cash used in investing activities	(284,000)	(130,000)
Cash flows from financing activities:
Borrowings under revolving credit facility	-	11,655,000
Repayments under revolving credit facility	-	(14,648,000)
Proceeds from exercise of stock options	19,000	1,214,000
Net cash provided by (used in) financing activities	19,000	(1,779,000)
Effect of foreign exchange rate changes on cash and cash equivalents	24,000	(303,000)
Net (decrease) increase in cash and cash equivalents	(258,000)	3,478,000
Cash and cash equivalents - beginning of period	4,489,000	4,972,000
Cash and cash equivalents - end of period	$4,231,000	$8,450,000

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